EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of June 17, 2002

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 55	F&G 780 MOD II	300	Petroquest	Mid 20's	E. Cameron	Jul. 02
ENSCO 60	Levingston 111-C	300	LLOG Expl.	High teens	Brazos	Jul. 02
ENSCO 64	MLT 53	350	El Paso	Mid 30's	E. Cameron	Aug. 02
ENSCO 67	MLT 84 Class	400	Hunt Oil	High teens	W. Cameron	Jun. 02
ENSCO 68	MLT 84 Class	350	LLOG Expl.	High teens	Main Pass	Aug. 02, next to Newfield, low 20's, late Jun. 02 - Aug.02
ENSCO 69	MLT 84 Class	400	Spinnaker	High 20's	Vermilion	Jul. 02
ENSCO 81	MLT 116-C	350	ExxonMobil	Low 20's	W. Delta	Next to shipyard, late Jun. 02 - Jan. 03
ENSCO 82	MLT 116-C	300	BP	High 20's	Matagorda Island	Jul. 02
ENSCO 83	MLT 82 SD-C	250	AEDC	High teens	Vermilion	Oct. 02; Next to Apache starting late Jul., low 20's one well, then market rates
ENSCO 84	MLT 82 SD-C	250	LLOG Expl.	High teens	Main Pass	Next to Transworld, Jul. - Aug., Mid 20's
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	High teens	N. Central Gulf	Month to month, low 20's in Jul. 02
ENSCO 87	MLT 116-C	350	Unocal	Low 30's	S. Marsh Island	Nov. 02, market rates
ENSCO 88	MLT 82 SD-C	250	Dominion	Mid 20's	W. Cameron	Jul. 02
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	High 20's	S. Marsh Island	Jul. 02
ENSCO 90	MLT 82 SD-C	250	Dunhill	High teens	W. Cameron	Jul. 02
ENSCO 93	MLT 82 SD-C	250	Shipyard			Jul. 02
ENSCO 95	Hitachi C-250	250	ChevronTexaco	Mid 20's	S. Timbalier	Well to well
ENSCO 98	MLT 82 SD-C	250	LLOG Expl.	Low 20's	Matagorda Island	Nov. 02, market rates
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	High teens	W. Delta	Month to month, low 20's in Jul. 02

Semisubmersible
ENSCO 7500	Semisubmersible	8000	Burlington	Low 180's	Miss. Canyon	Feb. 04, assigned from Burlington to TotalFinaElf

Platform Rigs
ENSCO 23	2000 HP API		Available			Jun. 02
ENSCO 24	2000 HP API		Available			Jun. 02
ENSCO 25	3000 HP API		ChevronTexaco	Low 20's	Viosca Knoll	Sep. 02
ENSCO 26	3000 HP API		ExxonMobil	$3,000-$5,000	Alaminos Canyon	Long term standby
ENSCO 29	3000 HP API		W&T Offshore	Mid 20's	Eugene Island	Aug. 02

North Sea
ENSCO 70	Hitachi K1032N	250	DONG	Mid 70's	Denmark	Oct. 02; two month regulatory inspection starting Aug. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Aug. 03, low 60's Sep. 02 - Aug. 03
ENSCO 72	Hitachi K1025N	225	Conoco	Low 80's	UK	Oct. 03, market rates resetting Jul. 02
ENSCO 80	MLT-116-CE	225	Available			Jun. 02
ENSCO 85	MLT-116-C	225	HRL	Low 80's	UK	Sep. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 80's	UK	Jan. 03, market rates resetting Jul. 02
ENSCO 100	MLT-150-88	325	Maersk	Low 50's	Denmark	Accommodation mode through Jun. 02, next to Shell in West Africa starting late Q3-02
ENSCO 101	KFELS MOD V	400	DONG	High 90's	Denmark	Subject to market rates; options to Apr. 04

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	ChevronTexaco	Mid 50's	Thailand	Nov. 02
ENSCO 51	F&G 780 Mod II	300	Committed			Currently in shipyard until Q4 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	Unocal	Mid 50's	Thailand	Sep. 02
ENSCO 54	F&G 780 Mod II	300	Committed		Shipyard	Next to Samedan Vietnam, mid 50's, early Jul. 02 - Sep. 02
ENSCO 56	F&G 780 Mod II	300	Shipyard			Next back to Apache Energy, late Jul. 02 - Jan. 03, high 60's
ENSCO 57	F&G 780 Mod II	300	Unocal	Low 50's	Thailand	Jan. 03
ENSCO 94	Hitachi C-250	250	Ras Laffan	Mid 50's	Qatar	Apr. 03
ENSCO 96	Hitachi C-250	250	Occidental Petroleum	High 50's	Qatar	Dec. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 03, rate increase to low 50's, Aug. 02 - Aug. 03
ENSCO 102	KFELS MOD V	400			Singapore	Undergoing final outfitting

South America
ENSCO I	Barge Rig		Available		Lake Maracaibo
ENSCO II	Barge Rig		ChevronTexaco	Mid 40's	Lake Maracaibo	May 04; assigned to Shell
ENSCO III	Barge Rig		Available		Lake Maracaibo
ENSCO XI	Barge Rig		Available		Lake Maracaibo
ENSCO XII	Barge Rig		Available		Lake Maracaibo
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo